U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PIVOTAL INVESTMENT CORPORATION II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-4109918
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	New York Stock Exchange

Class A common stock, par value $0.0001 per share	New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for shares of Class A common stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-232019

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and redeemable warrants of Pivotal Investment Corporation II (the “Company”). The description of the units, Class A common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on June 7, 2019, as amended from time to time (File No. 333-232019) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 7, 2019).

3.2	Form of Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

3.3	Bylaws (included in the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 7, 2019).

4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

10.4	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-232019, filed on June 13, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIVOTAL INVESTMENT CORPORATION II

Date: July 10, 2019	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
Chief Executive Officer

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